Exhibit 99.1

FOR IMMEDIATE RELEASE

VELOCITY EXPRESS IN COMPLIANCE WITH

NASDAQ SMALLCAP MARKET REQUIREMENTS

TRADING SYMBOL REVERTS TO “VEXP” STARTING TOMORROW

MINNEAPOLIS, MINNESOTA, March 9, 2005 – Velocity Express Corporation (NASDAQ: VEXDC) announced today that the Company has been informed by The Nasdaq Stock Market that it is in compliance with all criteria for continued listing on The Nasdaq SmallCap Market specified by the Nasdaq Listing Qualifications Panel in a prior decision. Accordingly, the Panel has determined to continue the listing of Velocity’s common stock on The Nasdaq SmallCap Market. Effective with the open of business on Thursday, March 10, the Company’s trading symbol will be VEXP.

About Velocity Express

Velocity Express has one of the largest time critical nationwide networks and provides a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system which provides customers the ability to view the status of any package via a flexible web reporting system.

This press release includes certain “forward-looking statements” for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of Velocity Express’s industry and competition. Factors that may cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recently filed Form 10-Q or 10-K. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release or to conform them to actual results.

Contact:

Steven S. Anreder, 212/532-3232

steven.anreder@anreder.com

or

Velocity Express, Minneapolis

Wes Fredenburg, 612/492-2405

wfredenburg@velocityexp.com